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                                                                 EXHIBIT 10.24

                Amendment to Warrant to Purchase Common Stock
                                     Of
                            PurchasePro.com, Inc.

        This Amendment to Warrant to Purchase Common Stock ("Warrant Amendment") is entered into as of December 6, 1999 by PurchasePro.com, Inc., a Nevada corporation ("Company"), and Sprint Communications Company L.P. ("Purchaser").

        Whereas, the Company and Purchaser have entered into a Warrant to Purchase Common Stock dated as of November 29, 1999 ("Warrant") and the parties desire to amend the Warrant.

        For $1,000 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is agreed as follows:

        1.  Reservation of Shares.  Notwithstanding the provisions of Section 8
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of the Warrant, the Company shall not be required to reserve from its authorized and unissued common stock any shares for availability upon exercise of the Warrant until the Company has amended its articles of incorporation to increase the number of authorized shares of common stock.
The Company covenants to call a special meeting of stockholders to be held during the first calendar quarter ending March 31, 2000, for the purpose of soliciting stockholder approval of an amendment to the Company's articles of incorporation to increase the authorized number of shares of common stock.
The Company represents and warrants to Purchaser that its board of directors has approved such an amendment to its articles of incorporation and the calling of such a special meeting of stockholders and will recommend to its stockholders the approval of the amendment of its articles of incorporation.

        2.  Remaining Provisions Unaffected.  Except as specifically changed by
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this Warrant Amendment, the provisions of the Warrant shall be unaffected.

        In Witness Whereof, the parties have executed this Warrant Amendment as of the date first written above.


        "Company."

        PurchasePro.com, Inc.

        By: /s/ CHRISTOPHER P. CARTON
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        Its: President and Chief Operating Officer
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        "Purchaser."

        Sprint Communications Co. L.P.

        By: /s/ JEFF ANDERSON
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        Its: VP - Strategic Development
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